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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference  to our firm under the  caption  "Experts"  and the incorporation by reference in the Registration Statement on Form SB-2 (No.333-31276) of e-Auction Global Trading Inc. of our Report of Independent Accountants, dated February 1, 2000, relating to the financial statements of e-Auction Global Trading Inc. for the twelve (12) month period ending December 31, 1999 appearing in the Prospectus, which is part of the Registration Statement.

                                             "DALE, MATHESON, CARR-HILTON"

VANCOUVER, B.C.
NOVEMBER 10, 2000                               CHARTERED ACCOUNTANTS



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